UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

AMENDMENT NO 1. TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 2, 2008
___________

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of Principal Executive Offices)

(818) 435-2472
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

CrowdGather, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, which was filed on April 8, 2008, to reflect certain revisions to Item 2.01, specifically under “Item 4.  Security Ownership of Certain Beneficial Owner and Management” and “Item 7.  Certain Relationships and Related Transactions”. Except as set forth herein, no other changes are made to Company’s Current Report on Form 8-K.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The following items in the item 2.01 disclosure contained in the Form 8-K filed on or about April 8, 2008 are amended as set forth below:

Item 4.  Security Ownership of Certain Beneficial Owner s and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of April 3, 2008 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors and those persons who will become our directors on approximately April 19, 2008, (iii) our Chief Executive Officer, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 3, 2008.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership	Percent of Class (3)

Sanjay Sabnani 19069 Braemore Road Northridge, California 91326	21,210,550 (1)	52.95%

Typhoon Capital Consultants, LLC (2) 19069 Braemore Road Northridge, California 91326	21,210,550	52.95%

Sabnani Children Income Trust(4) 19069 Braemore Road, Northridge, California 91326	900,000	2.25%

Vinay Holdings (5) P.O. Box 983 Victoria, Mahe, Republic of Seycheles	2,664,450	6.65%

Suzanne Fischer 4199 Campus Drive, Suite 550 Irvine, California 92612	No shares, Director (6)	0%

All Executive Officers and Directors as a Group	21,210,550	52.95%

(1) Designated Director, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer.
(2) Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC.
(3) Based on 40,056,818 common shares issued and outstanding as of April 2, 2008.
(4) Sanjay Sabnani’s spouse is the trustee; Sanjay Sabnani may be deemed to share voting and investment power with respect to the shares held in irrevocable trust for his children due to his wife's role as sole trustee for this trust. Sanjay Sabnani disclaims beneficial ownership of these shares, except as to his pecuniary interest therein.
(5) Parshotam Shambhunath Vaswani holds voting and dispositive power over the shares of Vinay Holdings, Ltd.
(6) Suzanne Fischer’s resignation as a director will be effective ten days after the Schedule 14f-1 is mailed to our stockholders, which we believe will be approximately April 19, 2008.

Item 7.  Certain Relationships and Related Transactions.

There are no material relationships between the Company and the current director and executive officers or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationships described below, or contemplated in the Merger Agreement.

In March 2008, Typhoon Capital, the principal member of General, purchased various strategic websites and domain names on behalf of General in exchange for a promissory note payable in the amount of $94,020. This note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008. Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC

In addition, Typhoon Capital also advanced $300,000 in cash to General and made a payment in the amount of $6,000 to a vendor of General.  As a result, General issued a promissory note payable in the amount of $306,000.  The note is due in 2 years and accrues interest at the rate of 10% beginning in May 2008.

In March 2008, Typhoon Capital transferred a total of 8.2% membership interest in General. 3.5% membership interest was transferred into a trust for parties related to the member, and 4.7% was transferred to non-related parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CROWDGATHER, INC.

Date: April 18 , 2008	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer

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